Exhibit 10.11


                     SECOND AMENDMENT TO STANDARD FORM LEASE


         THIS SECOND AMENDMENT TO STANDARD FORM LEASE (the "Amendment") is made as of January 16, 1997, by and between STATE OF CALIFORNIA PUBLIC EMPLOYEES' RETIREMENT SYSTEM, an Agency of the State of California ("Landlord"), and FORTE SOFTWARE, INC., a Delaware corporation ("Tenant"), with reference to the following facts:

         A. Landlord and Tenant entered into that certain Standard Form Lease, dated for reference purposes as of December 1, 1994, as amended by that certain First Amendment to Standard Form Lease, dated as of January 31, 1996 (collectively, the "Lease"). Each capitalized term used in this Amendment, but not defined herein, shall have the meaning ascribed to it in the Lease.

         B. Tenant is concurrently entering into a Sublease with ICF Kaiser Engineers, Inc., an Ohio corporation (the "Sublease"), to sublease certain premises in the Building located on the 6th and 7th floors thereof (the "Sublease Premises"). In connection with entering into the Sublease, Tenant desires to extend the Term of the Lease pursuant to Lease Addendum No. 1 attached to the Lease so that the Term Expiration Date under the Lease and the expiration of the term of the Sublease coincide.

         C. Landlord and Tenant desire to enter into this Amendment to evidence Tenant's exercise of its option to extend the Term (as modified by this Amendment), and to make certain other modifications to the Lease, all as more particularly set forth herein.

         NOW, THEREFORE, the parties agree as follows:

         1. Extension of Term. Tenant hereby exercises its option to extend the Term pursuant to Lease Addendum No. 1; provided, however, notwithstanding the provisions of Lease Addendum No. 1, Landlord and Tenant agree that the Term Expiration Date shall be June 30, 2000. Accordingly, the Lease is amended as follows:

         (a) The description of the Term Expiration Date in the Basic Lease Information is hereby deleted and restated in its entirety as follows: "June 30, 2000 for all of the Leased Premises"; and

         (b) Lease Addendum No. 1 is hereby deleted in its entirety and shall be of no further force or effect.

         2. Base Rent. The description of Base Rent set forth in the Basic Lease Information is hereby deleted and restated in its entirety as follows:

                  "During the period beginning on the Term Commencement Date and ending on October 31, 1998: $1.65 per square foot of Net Rentable Area per month for the 15th Floor Premises and the 17th Floor Premises; $1.75 per square foot of Net Rentable Area per month for the 17th Floor Expansion Premises; and $1.10 per square foot of Net Rentable Area per month for the 24th Floor Premises for the first month Tenant occupies the 24th Floor Premises and $1.71 per square foot of Net Rentable Area per month thereafter for the 24th Floor Premises. During the period beginning on November 1, 1998 and ending on the Term Expiration Date:
         $1.85 per square foot of Net Rentable Area per month for the Leased Premises."

         3. Security Deposit. Concurrently herewith, Tenant shall deliver to Landlord the amount of twenty-two thousand eight hundred one dollars ($22,801), which amount shall be held by Landlord as part of Tenant's Security Deposit. The amount of the Security Deposit set forth in the Basic Lease Information is hereby deleted and restated in its entirety as follows: "$96,428."

         4.       Basic Services.

         (a) Section 4.1(b)(iv) of the Lease is hereby deleted and restated in its entirety as follows:

         "(iv) Electrical facilities to provide sufficient power for personal computers and other office machines of similar low electrical consumption, but not including electricity required for data processing, communications, UPS or power conditioning or supplementary air conditioning. Any electrical load which singly consumes more than
         0.5 kilowatts at rated capacity or requires a voltage other than 120 volts single-phase shall be conclusively deemed to require extra services. Total convenience outlet circuits that are loaded in excess or 0.73 kilowatts per hour per square foot per month (assessed on a per floor basis for full floor occupancy and pro rata share for multi-tenant occupancy) shall be conclusively deemed to require extra services. All panels, circuits and disconnects which are subject to the above conditions shall be installed with check meters that shall be monitored by Landlord and used as a means for billing monthly the excess services based on the average cost per kilowatt hour for the Building for the month that electrical consumption exceeded any such standard. Such check meters shall be installed at Tenant's sole cost and expense."

         (b)  Notwithstanding  any contrary provision set forth in the Sublease:
Landlord and Tenant agree that the provisions of this section 4 shall also apply to Tenant's consumption of electricity in the Sublease Premises; and Tenant agrees to pay to Landlord, as Additional Rent, for any excess electrical service provided to Tenant in the Sublease Premises in accordance with the Lease as if the Sublease Premises were demised to Tenant pursuant to the Lease.

         5.       Wiring and Cables.

         (a) The following new  subsection is hereby added to the end of Section
5.8 of the Lease:

                  "(d) In no event shall Tenant install any electrical wiring or voice or data cables above any ceiling in any portion of the Leased Premises unless such wiring or cables are installed within existing raceways and chases, or such other raceways, chases or equipment as may be acceptable to Landlord in its sole and absolute discretion. If at any time Landlord determines that Tenant has violated the foregoing provisions, then Landlord may, at its option, require Tenant (at Tenant's sole cost and expense) to remove all such wiring, cables and any related equipment that was not previously approved by Landlord in accordance with this Section 5.8(d), and to repair all damage resulting from such installation or removal. Tenant's obligations under this
         Section 5.8(d) shall survive the expiration or earlier termination of this Lease."

         (b) Notwithstanding any contrary provision set forth in the Sublease, Landlord and Tenant agree that the provisions of this section 5 shall also apply to Tenant's installation of wiring and cables in the Sublease Premises.

         6.       Termination Right.

         (a) Section 6.21 of the Lease (Termination Right) is hereby deleted and restated in its entirety as follows:

         "6.21 Termination Right. Provided Tenant is not in default under or breach of this Lease either at the time Tenant delivers its Termination Notice (as defined below) or on the Termination Date (as defined below), then Tenant may elect to terminate this Lease as of the last day of any calendar month on or after June 30, 1999 (the 'Termination Date') by delivering to Landlord written notice of Tenant's election (the 'Termination Notice'). The Termination Notice must specify the Termination Date and must be received by Landlord on or before December 31, 1998. If Landlord does not receive the Termination Notice on or before December 31, 1998, then Tenant shall not have any termination rights under this Lease and the provisions of this Section 6.21 shall be of no further force or effect. As consideration for Tenant's termination of this Lease, Tenant shall pay to Landlord, concurrently with Tenant's delivery of its Termination Notice, by certified or bank cashier's check or by a wire transfer of funds, an amount equal to the sum of the following amounts: (a) an amount equal to two (2) months' Base Rent in effect on the Termination Date; plus (b) the amount set forth on Schedule 1 attached hereto and incorporated herein by reference next to the month during which the Termination Date will occur (for example, if the Termination Date selected by Tenant is July 31, 1999, then Tenant shall pay the sum of two (2) months' Base Rent at the rate applicable to July, 1999, plus the amount set forth on Schedule 1 for July 31, 1999. Landlord and Tenant agree that Schedule 1 attached hereto is calculated based upon a tenant improvement allowance of $521,230, amortized over the remaining Term of this Lease at an interest rate of eleven percent (11%) per annum, and each amount set forth on Schedule 1 is the remaining balance due as of the last day of the corresponding month. Tenant's right to terminate this Lease under this Section 6.21 is personal to Tenant, may not be exercised by or be assigned to any person or entity other than Tenant (including, without limitation, any subtenant), and shall terminate and be of no further effect upon any assignment of this Lease."

         (b) Schedules 1, 2 and 3 attached to the Lease are hereby deleted and replaced in their entirety with Schedule 1 attached to this Amendment.

         7. Waiver of Jury Trial. The following new section is hereby added to the Lease as Section 6.24:

                  "6.24 Mutual Waivers of Jury Trial and Certain Damages. Tenant and Landlord each hereby expressly, irrevocably, fully and forever releases, waives and relinquishes any and all right to trial by jury and all right to receive punitive, exemplary and consequential damages from the other (or any past, present or future board member, trustee, director, officer, employee, agent, representative, or advisor of the other) in any claim, demand, action, suit, proceeding or cause of action in which Tenant and Landlord are parties, which in any way (directly or indirectly) arises out of, results from or relates to any of the following, in each case whether now existing or hereafter arising and whether based on contract or tort or any other legal basis: this Lease; any past, present or future act, omission, conduct or activity with respect to this Lease; any transaction, event or occurrence contemplated by this Lease; the performance of any obligation or the exercise of any right under this Lease; or the enforcement of this Lease. Tenant and Landlord each agrees that this Lease constitutes written consent that trial by jury shall be waived in any such claim, demand, action, suit, proceeding or other cause of action pursuant to California Code of Civil Procedure section 631 and agrees that Tenant and Landlord each shall have the right at any time to file this Lease with the clerk or judge of any court in which any such claim, demand, action, suit, proceeding or other cause of action may be pending as statutory written consent to waiver of trial by jury in accordance with California Code of Civil Procedure section 631.

         Initials:  ____________________"

         8. Tenant Improvements. The provisions of Exhibit A (Construction Agreement) attached hereto (the "Construction Agreement") are incorporated herein by reference with regard to improvements that Tenant may elect to make to the Leased Premises or the Sublease Premises. All references in the Lease to the Construction Agreement shall hereafter mean Exhibit A to this Amendment rather than Exhibit B to the Lease.

         9. Brokers. Landlord has engaged the services of Alliance Management & Leasing in connection with this Amendment. Tenant represents and warrants that it has not engaged the services of or agreed to compensate any broker, finder or other person in connection with this Amendment. Each party shall indemnify, defend and hold the other party harmless from and against any claims, liabilities, damages and expenses (including, without limitation, attorneys' fees and costs of defense) for fees, commissions or other amounts sought on the basis of any agreement or other commitment made or alleged to have been made by the party giving the indemnity.

         10. No Other Amendment; Conflict. Except as set forth in this Amendment, the provisions of the Lease shall remain in full force. If the provisions of this Amendment conflict with the provisions of the Lease, then the provisions of this Amendment shall prevail.

         11. Counterparts. This Amendment may be signed in multiple counterparts which, when signed by all parties, shall constitute a binding agreement.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

LANDLORD:                     STATE OF CALIFORNIA PUBLIC EMPLOYEES'
                              RETIREMENT SYSTEM, an Agency
                              of the State of California

                              By  LaSalle Advisors Limited Partnership,
                                  its authorized agent



                                  By Joseph R. Shea
                                     -----------------

                                  Its Vice President
                                      ----------------



                                  By Richard C. Cunningham
                                     ----------------------

                                  Its Vice President
                                      --------------


TENANT:                        FORTE SOFTWARE, INC., a California corporation



                                  By Robert Gorlin

                                  Its Director of Legal Affairs

                                   Schedule 1
                                   ----------


                              Termination Payments
                              --------------------


         Termination Date                             Amount
         ----------------                             ------

         June 30, 1999                               $324,076
         July 31, 1999                               $298,404
         August 31, 1999                             $272,497
         September 30, 1999                          $246,353
         October 31, 1999                            $219,969
         November 30, 1999                           $193,343
         December 31, 1999                           $166,473
         January 31, 2000                            $139,356
         February 29, 2000                           $111,991
         March 31, 2000                              $ 84,375
         April 30, 2000                              $ 56,507
         May 31, 2000                                $ 28,382
         June 30, 2000                               $      0

                                    Exhibit A


                             Construction Agreement


                  This Construction Agreement ("Agreement") is made as of January 16, 1997, between STATE OF CALIFORNIA PUBLIC EMPLOYEES' RETIREMENT SYSTEM, an Agency of the State of California ("Landlord"), and FORTE SOFTWARE, INC., a California corporation ("Tenant"), in connection with the execution of that certain Second Amendment to Standard Form Lease between Landlord and Tenant, dated as of January 16, 1997 (the "Amendment"). The Amendment amends that certain Standard Form Lease, dated for reference purposes as of December 1, 1994, between Landlord and Tenant, as amended by that certain First Amendment to Standard Form Lease, dated as of January 31, 1996 (collectively, the "Original Lease"). The Original Lease and the Amendment are collectively referred to herein as the "Lease." Each capitalized term used in this Agreement, but not defined herein, shall have the meaning ascribed to it in the Lease. Landlord and Tenant hereby agree as follows:

                  General

                  The purpose of this Agreement is to set forth: how improvements to the Leased Premises or the Sublease Premises that Tenant may desire to construct from time to time (the "Improvements") are to be constructed; who will do the construction of the Improvements; who will pay for the construction of the Improvements; and the time schedule for Substantial Completion of the construction of the Improvements.

                  The provisions of the Lease, except where clearly inconsistent or inapplicable to this Agreement, are incorporated into this Agreement.

                  Landlord and Tenant acknowledge that Tenant will not take possession of the entire Sublease Premises at the commencement of the Sublease and, therefore, that the Improvements in the Sublease Premises will be constructed in phases. As used in this Agreement, a "Phase of Construction" means a period commencing when Contractor (as defined in Section 5(I)) begins work on Improvements within the Leased Premises or the Sublease Premises and ending when Contractor substantially completes such work and withdraws all of its equipment and personnel from the Premises. Landlord and Tenant further acknowledge that Tenant presently intends to have the Improvements to the Sublease Premises conducted in two Phases of Construction, with the first Phase of Construction encompassing the Improvements to one-half of the seventh floor of the Building and the second Phase of Construction encompassing the Improvements to the second half of the seventh floor and all of the sixth floor of the Building. The foregoing shall not, however, limit the Phases of Construction for Tenant's Improvements under this Agreement.

         Delivery of Premises to Tenant and Condition of Premises. Landlord has previously delivered possession of the Leased Premises to Tenant in accordance with the Lease; and Landlord has no obligation to deliver to Tenant possession of the Sublease Premises. Tenant agrees that Landlord has no obligation to cause the Leased Premises or the Sublease Premises to comply with any Laws (as defined in Section 4) (including, without limitation, the Americans with Disabilities Act of 1990, Pub. L. 101-336) which are applicable solely due to the construction of any Improvements; and Tenant, at its sole cost, shall cause the Leased Premises and the Sublease Premises to comply with all such Laws in connection with the construction of any Improvements. Except as set forth in this Section 2, nothing in this Agreement shall be construed to limit Landlord's obligation to comply with Laws in accordance with the Lease.

         Preparation/Approval of Space Plans. When Tenant desires that any Improvements be constructed, Tenant shall provide Designer (as defined in Section 4) with such information as is reasonably requested by Designer to permit preparation of a space plan (the "Space Plan") for such Improvements. Tenant, at its sole cost, shall cause Designer to deliver to Landlord such Space Plan for Landlord's approval, which approval shall not be unreasonably withheld or delayed.

         Selection of Designer/Architect. Subject to Landlord's prior written approval (which approval shall not be unreasonably withheld or delayed), Tenant shall select a designer or architect (collectively, "Designer") who is familiar with the Building and with all applicable laws, statutes, codes, rules and regulations of governmental agencies and authorities having jurisdiction (collectively, "Laws"), and with the regulations and procedures promulgated by Landlord, in each instance applicable to tenant construction in the Building. Designer shall prepare working drawings and specifications for the applicable Improvements at Tenant's sole cost and expense (the "Working Drawings"). Landlord acknowledges that Tenant initially has selected SPACE as its Designer and Landlord hereby approves of such selection.

                  Preparation of Plans and Construction Schedule and Procedures. Landlord, at Landlord's sole cost and expense, shall provide instructions and Building background drawings to Designer to complete the Working Drawings for the applicable Improvements. Landlord shall be responsible for the construction of such Improvements, in accordance with the following schedule:

                  Tenant  shall  cause   Designer  to  submit  to  Landlord  the
applicable   Working   Drawings   prepared  by  Designer  with  respect  to  the
Improvements to be constructed pursuant thereto.

                  Landlord shall, as soon as reasonably possible but in all events within ten (10) business days of receipt, approve the Working Drawings or designate by notice to Tenant the specific changes Landlord reasonably requires to be made to the Working Drawings as a condition to Landlord's approval thereof. Tenant shall cause Designer to make such changes as soon as reasonably possible and re-submit the Working Drawings for Landlord's review. Landlord shall, as soon as reasonably possible but in all events within ten (10) business days of receipt, approve the revised Working Drawings or designate by notice to Tenant what further changes Landlord reasonably requires to be made to the Working Drawings, whereupon Tenant shall cause Designer to make such further changes and re-submit the Working Drawings. This procedure shall be repeated until the Working Drawings are finally approved by Landlord. Tenant's failure to receive Landlord's notice designating changes to the Working Drawings (or any revision thereof) within the applicable time frame specified above shall be conclusively deemed Landlord's approval thereof.

                  Tenant, at its sole cost, shall cause the Engineer (as defined below) to submit to Landlord, after Landlord has approved the Working Drawings, engineering drawings showing complete plans for telephone outlets, electrical, plumbing work, heating, ventilating and air conditioning in connection with such Improvements (the "Engineering Drawings"). The Engineering Drawings shall be prepared by a mechanical and electrical engineer (the "Engineer") selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld or delayed. Landlord acknowledges that Tenant initially has selected Flack + Kurtz Consulting Engineers LLP as its Engineer and Landlord hereby approves of such selection.

                  Landlord shall, as soon as reasonably possible but in all events within ten (10) business days of receipt, approve the Engineering Drawings or designate by notice to Tenant the specific changes Landlord reasonably requires to be made to the Engineering Drawings. Tenant shall cause its engineer to make such changes as soon as reasonably possible and re-submit the Engineering Drawings for Landlord's review. Landlord shall, as soon as reasonably possible but in all events within ten (10) business days of receipt, approve the revised Engineering Drawings or designate by notice to Tenant what further changes Landlord reasonably requires to be made to the Engineering Drawings, whereupon Tenant shall cause Designer to make such further changes and re-submit the Engineering Drawings. This procedure shall be repeated until the Engineering Drawings are finally approved by Landlord. Tenant's failure to so receive Landlord's notice designating changes to the Engineering Drawings (or any revision thereof) within the applicable time frame specified above shall be conclusively deemed Landlord's approval thereof.

                  After Landlord has approved the Engineering Drawings, Tenant, at its sole cost, shall submit to Landlord final plans ("Plans"), which shall be defined as, and shall consist of, complete architectural plans (inclusive of the approved Working Drawings and the approved Engineering Drawings) and specifications necessary to allow the Contractor to build the applicable Improvements in accordance with those final Plans.

                  Landlord shall, as soon as reasonably possible but in all events within ten (10) business days of receipt, approve those elements of the Plans not previously approved by Landlord by delivering to Tenant a notice in the form of Exhibit 1 attached hereto, or designate by notice to Tenant the specific changes Landlord reasonably requires to be made to such Plans. Tenant shall cause such changes to be made as soon as reasonably possible and re-submit the Plans for Landlord's review. Landlord shall, as soon as reasonably possible but in all events within ten (10) business days of receipt, approve the revised Plans or designate by notice to Tenant what further changes Landlord reasonably requires to be made to the Plans, whereupon Tenant shall cause such further changes to be made and re-submit the Plans. This procedure shall be repeated until the Plans are finally approved by Landlord. Tenant's failure to so receive Landlord's notice designating changes to the Plans (or revisions thereof) within the applicable time frame specified above shall be conclusively deemed Landlord's approval thereof.

                  On or before the date that Landlord finally approves the Plans, Landlord may elect by notice to Tenant (which notice, if not previously delivered, shall be included in Landlord's notice approving the Plans in the form of Exhibit 1 attached hereto), to advise Tenant that Landlord shall have the right to require Tenant to remove such Improvements on the expiration or earlier termination of the Term of the Lease, or upon expiration of the scheduled term of the Sublease or earlier termination thereof if Tenant does not remain in possession of the Sublease Premises pursuant to the Non-Disturbance Agreement dated of even date herewith, as applicable (the "Removal Notice"). In determining whether to deliver a Removal Notice for Improvements to be made in any subsequent Phase of Construction, Landlord shall apply the same criteria applied by Landlord in determining which of the Improvements in the first Phase of Construction are subject to a Removal Notice. (Such criteria may include, without limitation, special purpose areas, the quality of construction, density of use, and the balance between private offices and open spaces.) Notwithstanding any contrary provision of the Sublease or the ICF Lease (as defined in the Sublease): Landlord agrees that Tenant shall not be obligated to remove any Improvements from the Sublease Premises unless Landlord has delivered to Tenant the Removal Notice; and Tenant agrees that if Landlord has delivered to Tenant the Removal Notice, Landlord shall have the right to require Tenant to remove such Improvements on the expiration of the scheduled term of the Sublease, or upon earlier termination thereof if Tenant does not remain in possession of the Sublease Premises pursuant to the Non-Disturbance Agreement, and Tenant shall restore the Sublease Premises to the condition existing prior to the installation of such Improvements and shall repair all damage resulting therefrom. Where Landlord has delivered a Removal Notice with respect to particular Improvements, Landlord shall have sole discretion to enforce or to waive the requirement that Tenant remove such Improvements; provided, however, that any waiver of such removal requirement may apply to less than all of the Improvements initially designated in such Removal Notice only where the partial application of such removal requirement will not materially increase Tenant's costs of complying with the Removal Notice.

                  Within fifteen (15) days after Landlord finally approves the Plans for any Improvements, and within fifteen (15) days after Landlord approves any change thereto in accordance with Section 6, and within fifteen (15) days after any such Improvements are Substantially Complete, Tenant shall deliver to Landlord invoices or other reasonably satisfactory evidence of all costs and expenses incurred by Tenant in connection with such Improvements.

                  Landlord shall cause the general contractor selected by Landlord ("Contractor") to construct the applicable Improvements strictly in accordance with the approved Plans and the schedule established pursuant to
Section 6, at Tenant's sole and entire cost (subject to Tenant's ability to utilize the Tenant Improvement Allowance (as defined in Section 7)). Landlord initially has elected to use Paradigm as the Contractor. If Landlord elects to use any Contractor other than Paradigm, Tenant shall have the right to approve such Contractor, which approval will not be unreasonably withheld or delayed. Landlord agrees that any subcontractors who will perform work estimated to cost in excess of five thousand dollars ($5,000) shall be selected by Landlord or Contractor, from a list approved by Tenant, based on competitive bidding in accordance with Landlord's current competitive bidding practices. Tenant also shall have the right to approve the construction contract between Landlord and Contractor ("Construction Contract"), which approval will not be unreasonably withheld or delayed. Landlord shall include in the Construction Contract such provisions governing incentives for completion or penalties for delayed completion as may be mutually acceptable to Tenant and Contractor, provided that any delay in the commencement of work under the Construction Contract which is requested by Tenant to accommodate the negotiation of such incentives or penalties shall be a Tenant Delay.

                  Landlord shall provide customary construction management and supervision services with respect to all work performed by or under the direction of Contractor. In connection therewith, with respect to each Phase of Construction of the Improvements to be constructed hereunder, Tenant shall pay to Landlord a construction supervision fee (the "Supervision Fee") equal to the sum of (i) five and one-half percent (5.5%) of the first one hundred thousand dollars ($100,000) of all costs to construct the Improvements in such Phase of Construction, plus (ii) four and one-half percent (4.5%) of all costs to construct the Improvements in such Phase of Construction in excess of one hundred thousand dollars ($100,000) up to a maximum of one million dollars
($1,000,000), plus (iii) two and one-half percent (2.5%) of all costs to construct the Improvements in such Phase of Construction in excess of one million dollars ($1,000,000). For purposes of calculating the Supervision Fee, the costs to construct the Improvements in a particular Phase of Construction shall be the amount payable to the Contractor under the Construction Contract, which does not include the fees of the Designer and the Engineer. The Supervision Fee shall be included in the Estimated Costs (as defined in

Section 7) and shall be paid in accordance with Section 7. Any failure by Tenant to comply with the dates and time limits in this Agreement, or failure to pay when due any sums due to the Contractor, which causes a delay in such construction, shall automatically constitute Tenant Delays (as defined in Section 8).

                  Tenant agrees and understands that Landlord shall not be the guarantor of, nor responsible for, the correctness or accuracy of any Working Drawings, Engineering Drawings or Plans or compliance of any Working Drawings, Engineering Drawings or Plans with Laws. The foregoing notwithstanding, Landlord shall promptly notify Tenant if Landlord discovers any incorrectness or inaccuracy in the Working Drawings, Engineering Drawings or Plans, or the failure of same to comply with Laws.

                  Any change which Tenant makes to any Plans shall be subject to Landlord's prior written approval in accordance with Section 6. Any such change which delays Landlord in causing any Improvements to be Substantially Complete beyond the time that it would have otherwise taken to cause such Improvements to be Substantially Complete shall also constitute Tenant Delays.

         Construction.

                  The Improvements indicated on the applicable Plans shall be constructed by Contractor under the supervision and management of Landlord, in accordance with the Schedule (as defined below) and the Construction Contract. Landlord shall exercise and cause Contractor to exercise reasonable efforts to minimize any interference with use of the Leased Premises, the Sublease Premises and the areas adjacent to the Sublease Premises occupied by ICF Kaiser Engineers in connection with the construction of the Improvements. The parties acknowledge, however, that some degree of interference with the use of such areas is unavoidable given the circumstances under which the Improvements will be completed.

                  As used in this Agreement, the "Schedule" shall mean the schedule for commencement and Substantial Completion of the construction of Improvements called for under the applicable Plans. The Schedule shall in all events allow for construction of such Improvements to commence only after: the Plans for the Improvements have been approved by Landlord as provided in this Agreement; all necessary permits and approvals for the construction of the Improvements have been issued by appropriate governmental authorities; the Construction Contract has been approved by Tenant; and the total costs of constructing the Improvements have been approved by Tenant. The Schedule shall be established in each case as follows:

                           With respect to the Improvements to be constructed in
the first Phase of Construction, the parties currently anticipate (based upon Contractor's estimate) that construction will commence on or about January 16, 1997, and that such Improvements will be Substantially Complete within ten (10) weeks after the commencement of construction.

                           With respect to the  Improvements  to be  constructed
after the first Phase of Construction, Landlord shall provide Tenant, at the time Landlord approves the Working Drawings, with an estimate of the Schedule for the applicable Improvements. Thereafter, when Landlord approves the Engineering Drawings, and again when Landlord approves the Plans, Landlord shall notify Tenant of any revisions to the estimated Schedule for the applicable Improvements. Landlord's estimates regarding the Schedule shall be prepared in consultation with Contractor and shall incorporate reasonable assumptions (based on information available from Tenant and other sources) as to the commencement date for construction of the applicable Improvements.

                  In the event that Tenant requests any changes to the Plans, Landlord shall not unreasonably withhold its consent to any such changes, provided the changes do not adversely affect the Building's structure, systems, equipment, security system or appearance, but if such changes increase the total cost of the Improvements shown on such Plans, Tenant shall pay such increased costs to Landlord as provided in Section 7. The costs charged by Landlord to Tenant caused by Tenant's requesting changes to such Improvements shall be the amount of money (if any) Landlord has to pay to cause such Improvements, as reflected by revised Plans, to be constructed above the costs that Landlord would have had to pay to cause such Improvements to be constructed if no changes had been made to such Plans, plus any resulting increase in the Supervision Fee. If such changes delay Landlord's Substantial Completion of the work shown on the Plans, then such delay shall constitute Tenant Delays. Any other actions of Tenant, or inaction by Tenant, which delays Landlord in completing such Improvements shown on the applicable Plans shall also constitute Tenant Delays. Whenever possible and practical, Landlord will utilize, for the construction of such Improvements, the items and materials designated in the applicable Plans. However, whenever Landlord determines in its reasonable judgment that it is not practical or efficient to use such materials, Landlord shall have the right, upon receipt of Tenant's consent, which consent shall not be unreasonably withheld or delayed, to substitute comparable items and materials. If Tenant refuses to grant such consent, and Landlord is delayed in causing such Improvements to be Substantially Complete because of Tenant's failure to permit the substitution of comparable items and materials, such delay shall constitute Tenant Delays.

                  If the Improvements are not Substantially Completed by the deadline established in the Schedule (as such deadline may be extended for Tenant Delays and for Force Majeure), Tenant shall have the following rights and remedies:

                  Landlord shall enforce against Contractor, for the benefit of Tenant, all such rights and remedies as may be included in the Construction Contract for delays in the completion of construction which are attributable to Contractor.

                  Where the delay is attributable to Landlord's failure or delay in performing its obligations under the Construction Contract or this Agreement, Tenant reserves all rights and remedies (including, without limitation, the right to recover damages) as may be available at law or in equity which are caused by Landlord's failure or delay in performing such obligations.

         Tenant Improvement Allowance.

                  Notwithstanding any contrary provision of this Agreement requiring Tenant to bear all costs of the Improvements, Landlord agrees to pay costs and expenses incurred (including reimbursement to Tenant for its costs and expenses) in connection with the design and construction of any Improvements (including, without limitation, all costs and expenses of plans, permits, licenses and approvals, demolition expenses, and the Supervision Fee), designed and constructed pursuant to this Agreement (collectively, "Tenant Improvement Costs") up to the aggregate amount of five hundred twenty-one thousand two hundred thirty dollars ($521,230) (based upon ten dollars ($10.00) per square foot of Net Rentable Area of the Leased Premises) (the "Tenant Improvement Allowance"). The Tenant Improvement Costs shall not include costs incurred by Landlord or its agents in reviewing and approving Space Plans, Working Drawings, Engineering Drawings and Plans. Landlord and Tenant agree such Tenant Improvement Allowance may be used for the construction of the Improvements; provided, however, in no event shall the Tenant Improvement Allowance be used to pay for Tenant's personal property, equipment, furniture, fixtures (including, without limitation, work stations), telephone equipment or cabling, computer equipment or cabling, or any similar items, regardless of whether or not such items are affixed to or built inside interior partitions of the Leased Premises or the Sublease Premises. Furthermore, Tenant agrees that it shall have no right to the balance of the Tenant Improvement Allowance, and Landlord shall have no further obligation to pay any costs or expenses for any Improvements, made or constructed after December 31, 1998.

                  As soon as practical after any Plans are approved by Landlord pursuant to Section 5(f), Landlord shall cause Contractor to determine the estimated Tenant Improvement Costs in connection with the Improvements called for thereunder (the "Estimated Costs"), and shall advise Tenant in writing of the amount of Estimated Costs. Tenant shall approve or disapprove the Estimated Costs within ten (10) business days after receipt thereof. Landlord's failure to receive Tenant's notice disapproving the Estimated Costs within the applicable time frame specified above shall be conclusively deemed Tenant's approval thereof. Once the Estimated Costs have been approved by Tenant, the same shall not increase except as a result of (i) changes to the Plans requested or approved by Tenant, (ii) changes or additions to the Plans required to comply with Laws as required by Section 2 of this Agreement, (iii) substitutions of materials requested or approved by Tenant, or (iv) Tenant Delays. If the Estimated Costs approved by Tenant exceed the amount of the remaining balance of the Tenant Improvement Allowance, the excess (referred to herein as "Tenant's Share of Estimated Costs") shall be paid by Tenant as follows:

                  (1) Tenant's Share of Estimated Costs shall be paid in three equal installments. The first installment shall be due at the commencement of the construction work, the second installment shall be due on that date which is the midpoint between commencement and Substantial Completion of construction under the applicable Schedule, and the final installment shall be due upon Substantial Completion of the Improvements. Tenant shall pay the installments of Tenant's Share of Estimated Costs in cash or immediately available funds.

                  (2) Promptly after such Improvements are Substantially Complete, Landlord shall advise Tenant of the actual Tenant Improvement Costs in connection therewith (the "Actual Costs"). If the Tenant's Share of the Estimated Costs exceed the Actual Costs for which Tenant is responsible, then such difference shall be returned to Tenant by Landlord's check payable to Tenant. If the Actual Costs for which Tenant is responsible exceed what Tenant previously has paid as Tenant's Share of Estimated Costs, Tenant shall pay such excess as Additional Rent in cash or immediately available funds within ten (10) business days after Landlord delivers to Tenant an invoice therefor. In the event Tenant must pay any amounts under this Agreement before any such Improvements are Substantially Complete, then Landlord, at its option, may cease construction until such amounts are paid, and any delay resulting therefrom shall be Tenant Delays.

         Delays.

                  The term "Tenant Delays" as used in this Agreement and the Lease shall mean any delay in the completion of any such Improvements which is due to any: (1) delay in the giving of authorizations or approvals by Tenant;
(2) delay attributable to the acts or failures to act, whether willful, negligent or otherwise, of Tenant, its agents or contractors, where such acts or any failures to act delay the completion of the Improvements; (3) delay attributable to the interference of Tenant, its agents or contractors with the completion of any Improvements; or (4) other matter set forth in this Agreement or the Lease as Tenant Delays.

                  The term "Force Majeure Delay" as used in the Lease shall mean and delay in the completion of any Improvements which is attributable to any:
(1) actual delay or failure to perform attributable to any strike, lockout or other labor or industrial disturbance (whether or not on the part of the employees of either party hereto), civil disturbance, future order claiming jurisdiction, act of a public enemy, war, riot, sabotage, blockade, embargo, inability to secure customary materials, supplies or labor through ordinary sources by reason of regulation or order of any government or regulatory body;
(2) delay attributable to the failure of Landlord and/or Tenant to secure building permits and approvals; (3) delay in the Substantial Completion of any Improvements because of changes in any Laws (including, without limitation, the Americans with Disabilities Act of 1990, Pub. L. 101-336), or the interpretation thereof; or (4) delay attributable to lightning, earthquake, fire, storm, hurricane, tornado, flood, washout, explosion, or any other cause beyond the reasonable control of the party from whom performance is required, or any of its contractors or other representatives. Any prevention, delay or stoppage due to any Force Majeure Delay shall excuse the performance of the party affected for a period of time equal to any such prevention, delay or stoppage (except the obligations of either party to pay money, including rent and other charges, pursuant to this Agreement or the Lease).

                  IN WITNESS WHEREOF, the parties have executed the Construction Agreement as of the date first written above.

LANDLORD:

STATE OF CALIFORNIA
PUBLIC EMPLOYEES' RETIREMENT SYSTEM,
an Agency of the State of California

By       LaSalle Advisors Limited Partnership, its authorized agent



         By                       Joseph R. Shea
              ----------------------------------------
                  Its            Vice President
                       -------------------------------


         By                  Richard C. Cunningham
              ----------------------------------------
                  Its           Vice President
                      --------------------------------
TENANT:

FORTE SOFTWARE, INC.,
a California corporation


         By                     Robert Gorlin
              ----------------------------------------
                   Its     Director of Legal Affairs
                      --------------------------------

                                    Exhibit 1

                          ALLIANCE MANAGEMENT & LEASING
                              1800 Harrison Street
                            Oakland, California 94612


                                                     ____________________, 199__


VIA HAND DELIVERY

Forte Software, Inc.
1800 Harrison Street, Suite 2400
Oakland, California  94612

Attn:

     Re: Approval of Plans Pursuant to Construction Agreement, dated as of January __, 1997 (the "Agreement")

Dear _____________________________________ :

     Pursuant to the Agreement, the undersigned, on behalf of Landlord (as defined in the Agreement), hereby approves the following final plans and specifications: [Insert Title of Plans], dated as of , 199___, prepared by [Insert Name of Architect], bearing Job No. _______________, and consisting of ________ sheets (the "Plans").

     [Pursuant to Section 5(g) of the Agreement, Landlord shall have the right to require Tenant (as defined in the Agreement) to remove the improvements {described on Schedule 1 attached hereto}{shown on the approved Plans identifed on Schedule 1 attached hereto}{shown on the approved Plans attached hereto} and incorporated herein by reference on the expiration or earlier termination of the term of the Lease (as defined in the Agreement) or the Sublease (as defined in the Agreement), as applicable.]


                                             Very truly yours,

                                             ALLIANCE MANAGEMENT & LEASING



                                             By

                                                 Its __

                                   SCHEDULE 1

                    Improvements Which May have to be Removed




[If none, insert the word "NONE."]